QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.30

GENERAL RELEASE AND SEPARATION AGREEMENT

        This General Release and Separation Agreement ("Agreement") is made and entered into by Stephen T. Parker ("Employee"), and La Quinta Corporation, a Delaware corporation, La Quinta Inns, Inc., A Delaware Corporation and La Quinta Properties, Inc. a Delaware Corporation and their respective subsidiaries (collectively "La Quinta" or the "Company") with offices at 909 Hidden Ridge, Suite 600, Irving, Texas 75038 in full and final settlement of any and all claims that Employee may have against the Company.

1. Termination. Employee acknowledges and agrees that his employment terminates effective as of June 14, 2002 (the "Termination Date"). The Employee shall not be required to report to work after this date.

  2.
  Consideration for Agreement from the Company. In return for this Agreement and in full and final settlement, compromise, and release of any and all claims that Employee has or may have against the Company (as described in Paragraph 4 below), the Company shall make the payment and provide the benefits to the Employee as described in the attached letter dated June 13, 2002, from Francis W. Cash as President and CEO of the Company to the Employee, the terms of which are specifically incorporated herein (the "Letter").

  3.
  Exclusivity of Consideration. Except for the items in the Letter, the Company shall have no further obligation to provide Employee with compensation or benefits under any plan, policy, agreement or arrangement of the Company. Nothing contained herein, however, shall be deemed to affect the Employee's right to vested benefits (if any) under La Quinta's 401(k) plan or pension plan or with respect to health benefit continuation in accordance with the federal law known as COBRA. All payments made under this Agreement shall be subject to any applicable income tax, employment tax, or other withholding requirements. The Company shall have a right of set-off against payments or other consideration given to Employee to assure that such tax and withholding requirements are satisfied.

  4.
  General Release.

        (a)  Employee hereby releases and forever discharges the Company, their past, present and future subsidiaries, divisions, affiliates and their respective successors and assigns, and their past, present and future employees, officers, directors, agents, insurers, employee welfare benefit plans, employee pension benefit plans and deferred compensation plans, and their trustees, administrators and other fiduciaries, and all persons acting by, through, under or in concert with them, or any of them (the "Released Parties"), of and from any manner of action, cause of action, in law or in equity, suit, debt, lien, contract, agreement, promise, liability, claim, demand, damage, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which Employee now has or may hereafter have against the Released Parties, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time. Employee understands that this release includes all Claims Employee may have relating to Employee's hiring, employment, remuneration (including but not limited to salary, bonus, incentive or other compensation, stock options, vacation, sick leave, health insurance benefits, benefits from any employee stock ownership, stock option plans, profit-sharing and/or deferred compensation plan) or termination of employment by the Company (including any Claims under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Civil Rights Act of 1866, as amended; the Consolidated Omnibus Budget Reconciliation Act; the Age Discrimination in Employment Act, as amended; the Equal Pay Act, as amended; the Fair Labor Standards Act, as amended; the Employee Retirement Income Security Act, as amended; the Americans with Disabilities Act, and the Texas Commission on Human Rights Act; other applicable state employment discrimination statutes; applicable state wage and hour statutes; and/or any other local, state or federal law governing discrimination in employment and/or the payment of wages or benefits). In giving this release, Employee forever releases and gives up Employee's employment rights and employee status with the Released Parties and each of them. This General Release and Separation Agreement is personal to Employee and may not be assigned by him and is binding on and shall inure to the benefit of Employee.

        (b)  Employee understands and agrees that if he pursues any claims he has released in this General Release and Separation Agreement, the Company shall have no obligation to make any of the payments or obligations set forth in this Agreement and Employee will also be obligated to repay any and all payments made to him pursuant to this Agreement. Moreover, Employee acknowledges that both he and the Company desire an unequivocal, complete and final resolution of all issues between Employee and the Company. Accordingly, in the event Employee shall hereafter file any claim, demand, complaint or lawsuit against the Company with any court, administrative agency, self-regulatory body or other tribunal arising out of any claims whether or not related to his employment, the Company shall have no obligation to make any of the payments or obligations set forth in this Agreement and Employee will also be obligated to repay any and all payments made to him pursuant to this Agreement.

        (c)  IN ACCORDANCE THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EMPLOYEE IS AWARE OF THE FOLLOWING WITH RESPECT TO HIS RELEASE OF ANY CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT ("ADEA"):

  (1)    EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND THAT HE HAS READ THIS AGREEMENT AND WHEN SIGNED, HE HAS DONE SO KNOWINGLY AND OF HIS OWN FREE WILL;

  (2)    SOME OF THE CONSIDERATION EMPLOYEE IS RECEIVING FOR THIS RELEASE IS IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE IS OTHERWISE ENTITLED TO RECEIVE.

        (3)  EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS AT LEAST TWENTY ONE (21) DAYS TO CONSIDER THIS AGREEMENT;

  (4) EMPLOYEE HAS SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE THIS AGREEMENT, AND THIS AGREEMENT WILL NOT BE EFFECTIVE, EXCEPT AS SET FORTH IN PARAGRAPH SIX BELOW, UNTIL THE EIGHTH DAY FOLLOWING EMPLOYEE'S SIGNING THIS AGREEMENT.

        (d)  Employee represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against the Released Parties, or any of them, and Employee agrees to indemnify and hold the Released Parties, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys' fees incurred by them, or any of them, as a result of any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Released Parties against Employee under this indemnity.

        (e)  Employee shall not commence or join in any lawsuit asserting any Claim released hereunder, or in any manner seek or accept any relief from any Released Party with respect to any Claim released hereunder.

5. Unfair Competition. While employed by La Quinta, Employee acknowledges that Employee (a) was provided with access to confidential and secret knowledge or information of the Company and with access to the Company's business methods and plans, (b) was provided with access to the Company's customers and employees and (c) was provided with specialized training by the Company. To protect the Company's legitimate rights in its confidential and secret knowledge or information, business methods and plans, customers and customer relationships, employees and employee relationships, and specialized training, Employee covenants that following termination of Employee's employment, Employee shall not:

  a.
  solicit the Company's customers for the purpose of providing services similar to or competitive with those offered by the Company;

  b.
  encourage or induce any customer to reduce its business or relationship with the Company; or

  c.
  solicit any employee of the Company on behalf of himself and/or any other potential employer; or

  d.
  encourage or induce any employee of the Company to terminate his or her employment with the Company.

6. Confidentiality. (a) Except as permitted or directed by the Company, Employee shall not divulge, furnish or make accessible to anyone or use directly to the detriment of the Company in any way any confidential or secret knowledge or information of the Company which Employee has acquired or become acquainted with during the term of his employment by the Company or any time thereafter, whether developed by himself or by others, concerning any trade secrets, confidential financial information, confidential or secret plans, or materials (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, or any confidential information or secret aspects of the business of the Company. Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company, and that any disclosure or other use contrary to the provisions of this Paragraph 6 of such knowledge would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by Employee.

(b) The parties have not and shall not disclose the existence, terms or negotiations leading up to this Agreement unless required to do so by law or applicable regulation of governmental authority or pursuant to order of a court of competent jurisdiction or as may be necessary to enforce this Agreement; provided, however, Employee may disclose such terms in confidence to Employee's immediate family, attorneys and accountants and financial advisors on a need to know basis provided that such persons also agree to this pledge of confidentiality, and the Company may disclose such terms in confidence to its management personnel, directors, attorneys and accountants who have a legitimate need to know.

7. Non-Disparagement Covenant. Employee shall not make any statement, publicly or privately, disparaging any of the Released Parties or their business practices.

8. Cooperation Covenant. Employee agrees to cooperate fully, upon the reasonable request of the Company, in assisting the Company with (i) investigating, prosecuting or defending any claim or (ii) responding to or preparing for any government audit, investigation or inquiry that, in either case, relates in any manner to Employee's employment with the Company. Employee understands that such cooperation includes being available to work with the Company to investigate and prepare for claims and to testify. The Company will reimburse Employee for reasonable out-of-pocket expenses Employee may incur in connection with such cooperation.

9. Return of Property. Employee hereby represents and warrants that employee will return to the Company all Company property in Employee's possession, custody or control, including without limitation, any copies, summaries, analyses or other reproductions of the Company's confidential business information, and that Employee has not transferred to any other person any Company property, including the Company's confidential business information.

10. Breach of Covenants. Employee agrees that the Company will be irreparably harmed by any violation or threatened violation of any of the provisions of Paragraphs 5, 6, 7, 8 or 9 hereof if such provisions are not specifically enforced and, therefore, that Company shall be entitled to an injunction restraining any violation of these Paragraphs by Employee (without any bond or other security being required), or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy to which such Company may be entitled.

11. Waiver of Breach. A waiver by Employee or the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

12. Written Notice. Any written notice required or permitted to be given under this Agreement shall be sufficient only if sent by registered mail or recognized overnight courier to Employee's residence, at the address set forth in this agreement, in the case of Employee, or to the Company's principal office, at the address set forth in this agreement, in the case of the Company.

13. Enforcement of Agreement. If any party to this Agreement brings an action to enforce his, her or its rights hereunder, the prevailing party shall be entitled to recover his, her or its costs and expenses, including court costs and attorneys' fees, if any, incurred in connection with such suit to the extent permitted by applicable law. Any action to enforce or construe any part of this agreement must be in a Court of appropriate jurisdiction in Dallas County, Texas.

14. Construction of Agreement. This Agreement shall be construed as a whole in accordance with its fair meaning and in accordance with the laws of the State of Texas. The language of this Agreement shall not be construed for or against any particular party as it acted as the drafter of this agreement. The headings used herein are for reference only and shall not affect the construction of this Agreement.

15. Severability; Enforceability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void by the final determination of a court of competent jurisdiction and all appeals there from shall have failed or the time for such appeals shall have expired, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only, and shall be enforced in that jurisdiction as so limited to the maximum extent permitted by the law of that jurisdiction.

16. Entire Agreement. This Agreement sets forth the entire agreement between the parties with respect to the termination of Employee's continued employment with the Company and the Company's obligations to Employee prior to such time, as well as following the termination of said employment; and supersedes all other prior plans, policies, agreements and arrangements between the parties or which have covered Employee during his period of employment with the Company, except as otherwise provided herein.

17. Amendment to Agreement. Any Amendment to this Agreement must be in a writing signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.

18. Assumption of Risk. The parties hereto fully understand that if any fact with respect to any matter covered by this Agreement is found hereafter to be other than, or different from, the facts now believed to be true, they expressly accept and assume the risk of such possible difference in fact and agree that the release provisions hereof shall be and remain effective notwithstanding any such difference in fact.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below, effective as of the Effective Date specified above.

LA QUINTA CORPORATION, a Delaware corporation, on behalf of itself and its subsidiaries

/s/ FRANCIS W. CASH Francis W. Cash
Title: President and CEO
Date: 6/18/02

YOU ARE HEREBY ADVISED BY THE COMPANY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS GENERAL RELEASE. PLEASE READ THIS DOCUMENT CAREFULLY BEFORE SIGNING IT. THIS IS A LEGAL DOCUMENT AND SIGNING IT WILL HAVE LEGAL CONSEQUENCES.
EMPLOYEE: /s/ Stephen Parker
Date: 6/17/02

QuickLinks

  Exhibit 10.30
GENERAL RELEASE AND SEPARATION AGREEMENT